©PPL Corporation 2012
PPL Electric Utilities Distribution Rate Case Facts
Complete filing available at www.pplelectric.com/rateinfo
Exhibit 99.2
Distribution Revenue Increase Requested Test Year Requested ROE 2012 Distribution Rate Base 2012 Common Equity Ratio 1% Change in ROE = Docket No.	$104.6 million 2012 11.25% $2.42 billion 51.03% ~$23 million in revenue R-2012-2290597